UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 7, 2012
(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 SHAFFER PARKWAY, SUITE 5, LITTLETON, COLORADO 80127
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01  Entry into a Material Definitive Agreement

On February 7, 2012, Vista Gold Corp. (the “Registrant”) and its wholly-owned subsidiaries Granges, Inc. (“Granges”), Desarollos Zapal Holding Corp. (“DZ Holdings”) and Desarollos Zapal, S.A. de C.V. (“DZ Mexico”) entered into an Earn-in Right Agreement (the “Agreement”) with Invecture Group, S.A. de C.V., a Mexican company (“Invecture”), with respect to the Registrant’s Concordia gold project in Baja California Sur, Mexico (the “Concordia Project”), which is held by the Registrant through DZ Mexico.  Under the terms of the Agreement, Invecture agreed to make a non-refundable payment of US$2.0 million to the Registrant (the “Initial Payment”) in exchange for the right to earn a 60% interest (subject to adjustment) in DZ Mexico (the “Earn-in Right”).  The Earn-in Right will expire if not exercised by February 7, 2014, subject to extension in certain circumstances as set forth in the Agreement (the “Earn-in Period”).

Pursuant to the Agreement and in consideration for the Initial Payment to the Registrant, DZ Mexico will issue one new common share to Invecture and such number of additional common shares to Banco Invex, S.A., a Mexican bank (the “Trustee”), which shall be held in trust, that together with the one common share held by Invecture equals 60% of the outstanding common shares of DZ Mexico.  The Registrant, through DZ Holdings, will continue to hold the remaining 40% of the outstanding common shares of DZ Mexico during the Earn-In Period.  Upon exercise of the Earn-in Right by Invecture, the Trustee will release to Invecture the common shares of DZ Mexico held by it in trust such that following exercise of the Earn-In Right, the Registrant will hold a 40% interest (subject to adjustment as set forth in the Agreement) in DZ Mexico and the Concordia Project and Invecture will hold a 60% interest (subject to adjustment) in DZ Mexico and the Concordia Project.

The Agreement provides that the exercise of the Earn-in Right by Invecture is conditional upon, among other things: (i) Invecture, at is sole expense, funding all operating costs for the Concordia Project during the Earn-In Period; (ii) Invecture obtaining a Change of Forest Land Use Permit and the Authorization of Environmental Impact Study for the Concordia Project during the Earn-In Period; (iii) the completion of a feasibility report on the Concordia Project during the Earn-In Period that updates the existing feasibility report with respect to costs; and (iv) Invecture making a payment of US$20.0 million to DZ Mexico as payment for the release of the common shares of DZ Mexico held in trust by the Trustee.

Pursuant to the Agreement, DZ Mexico has agreed to transfer all of its other material assets, including the mill equipment acquired by the Registrant for the Concordia Project in 2008 (the “Mill Equipment”) to the Registrant.  Under the terms of a Mill Purchase Decision Right Agreement (the “Mill Purchase Agreement”) entered into by and among the Registrant, DZ Mexico, and Invecture on February 7, 2012, the Registrant granted Invecture the right to cause DZ Mexico to acquire the Mill Equipment for US$16.0 million plus storage, insurance and transportation costs and any applicable taxes (the “Mill Equipment Right”).  The Mill Equipment Right is exercisable by Invecture at any time for a period of one year from the date of the Mill Purchase Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.  The foregoing description of the Mill Purchase Agreement is qualified in its entirety by reference to the full text of the form of Mill Purchase Agreement, which is included as Appendix 9 to the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 7.01  Regulation FD

On February 7, 2012, the Registrant issued a press release announcing the execution of the Earn-In Right Agreement and the scheduling of a conference call with management on Monday, February 13, 2012 at 11:00 a.m. Mountain Time.   A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.  In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

Exhibit	Description
10.1	Earn-In Right Agreement, dated February 7, 2012 (the form of Mill Purchase Agreement is included as Appendix 9)
99.1*	Press Release, dated February 7, 2012

* This exhibit relating to Item 7.01 of this Current Report on Form 8-K is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)

Dated: February 13, 2012	By: /s/Terri L. Eggert Terri L. Eggert Interim Chief Financial Officer

EXHIBIT INDEX

The following exhibit relating to Item 7.01 of this Current Report on Form 8-K is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit	Description
10.1	Earn-In Right Agreement, dated February 7, 2012 (the form of Mill Purchase Agreement is included as Appendix 9)
99.1*	Press Release, dated February 7, 2012

* This exhibit relating to Item 7.01 of this Current Report on Form 8-K is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.